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                                                                   EXHIBIT 7(ee)

JANUS
100 FILLMORE STREET
DENVER, COLORADO 80206-4928
PH: 303.333.3863
www.janus.com

                                     Form of
                                LETTER AGREEMENT


February 28, 2003

Ms. Jean Carr
Associate Counsel
State Street Bank and Trust Company
Global Investor Services Group
2 Avenue de Lafayette LCC2S
Boston, Massachusetts 02111

Dear Ms. Carr:

Please be advised that Janus Investment Fund (the "Trust") has established Janus Risk-Managed Stock Fund as a new series of the Trust. Pursuant to Section 16 of the Custodian Contract dated July 31, 1986, as amended, between the Trust and State Street Bank and Trust Company ("State Street"), the Trust requests confirmation that State Street will act as custodian for the new series under the terms of the contract.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one copy to the Trust and retaining one copy for your records.

JANUS INVESTMENT FUND


By:
   ------------------------------------
      Kelley Abbott Howes
      Vice President


STATE STREET BANK AND TRUST COMPANY


By:
   ------------------------------------


Agreed to this 28th day of February, 2003

cc:  Christine A. Malles